(25/9) 0308-0459972

FINANCIAL STATEMENTS

Safway Formwork Systems L.L.C.

Period from October 1, 2002 through July 25, 2003

and years ended September 30, 2002 and 2001

Safway Formwork Systems L.L.C.

Financial Statements

Period from October 1, 2002 through July 25, 2003
and years ended September 30, 2002 and 2001

Report of Independent Auditors

The Board of Directors

Safway Formwork Systems L.L.C.

We have audited the accompanying balance sheets of Safway Formwork Systems L.L.C. (the Company), a wholly owned subsidiary of Safway Services, Inc. (Safway), as of July 25, 2003 and September 30, 2002, and the related statements of operations, member’s equity and cash flows for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at July 25, 2003 and September 30, 2002, and the results of its operations and its cash flows for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001, in conformity with auditing principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for goodwill effective October 1, 2001.

ERNST & YOUNG LLP

Milwaukee, Wisconsin
September 26, 2003

Safway Formwork Systems L.L.C.

Balance Sheets

	July 25 2003	September 30 2002
Assets
Current assets:
Cash	$172,010	$486,825
Accounts receivable, less allowance for doubtful accounts of $664,726 and $642,702	3,880,858	6,788,081
Inventories	2,628,891	3,203,848
Prepaid expenses and other	165,314	154,066
Total current assets	6,847,073	10,632,820

Rental equipment, at cost	41,794,111	45,208,293
Less accumulated depreciation	24,634,119	11,837,144
Net rental equipment	17,159,992	33,371,149

Leasehold improvements and equipment, at cost:
Leasehold improvements	198,334	189,784
Machinery and equipment	1,430,915	1,441,522
	1,629,249	1,631,306
Less accumulated depreciation	986,249	758,022
Net leasehold improvements and equipment	643,000	873,284
Total assets	$24,650,065	$44,877,253

	July 25 2003	September 30 2002
Liabilities and member’s equity
Current liabilities:
Notes payable (Note 5)	$—	$1,033,333
Accounts payable	588,591	771,726
Accounts payable to parent company (Note 5)	31,266,273	34,483,158
Accrued wages and related expenses	123,830	242,103
Accrued expenses	1,575,129	1,818,331
Total current liabilities	33,553,823	38,348,651

Long-term liabilities:
Long-term notes payable (Note 5)	—	179,722
Total liabilities	33,553,823	38,528,373

Commitments and contingencies (Note 6)

Member’s equity (deficit)	(8,903,758)	6,348,880
Total liabilities and member’s equity (deficit)	$24,650,065	$44,877,253

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Operations

	Period from October 1, 2002 through July 25, 2003	Year ended September 30 2002	Year ended September 30 2001

Net revenue	$17,015,985	$28,699,837	$28,519,681
Costs of producing net revenue	14,783,537	21,161,339	17,960,120
Gross margin	2,232,488	7,538,498	10,559,561

Expenses:
Branch administration, selling and marketing	6,224,135	8,312,918	8,320,289
General and administrative	812,951	1,197,407	1,467,694
Engineering	259,166	354,566	434,027
Impairment charge	9,697,000	—	—
	16,993,252	9,864,891	10,222,010
Income (loss) from operations	(14,760,804)	(2,326,393)	337,551

Other income (expense):
Interest income	37,525	29,119	796
Interest expense	(535,698)	(978,617)	(2,773,282)
Goodwill and amortization	—	—	(569,623)
Other, net	6,339	(29,672)	(80,799)
	(491,834)	(979,170)	(3,422,908)
Loss before cumulative effect of change in accounting	(15,252,638)	(3,305,563)	(3,085,357)

Cumulative effect of change in accounting for goodwill (Note 2)	—	(8,885,816)	—
Net loss	$(15,252,638)	$(12,191,379)	$(3,085,357)

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Member’s Equity

Member’s Equity (Deficit)

Balance at September 30, 2000	$927,783
Net loss	(3,085,357)
Balance at September 30, 2001	(2,157,574)
Capital contribution from Safway	20,697,833
Net loss	(12,191,379)
Balance at September 30, 2002	6,348,880
Net loss	(15,252,638)
Balance at July 25, 2003	$(8,903,758)

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Cash Flows

	Period from October 1 2002 through July 25 2003	Year ended September 30 2002	Year ended September 31 2001
Operating activities
Net loss	$(15,252,638)	$(12,191,379)	$(3,085,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,698,783	7,153,908	6,434,785
Gain on sale of leasehold improvements, equipment and rental equipment	(1,588,167)	(3,672,718)	(2,872,056)
Impairment charge	9,697,000	—	—
Cumulative effect of change in accounting for goodwill	—	8,885,816	—
Imputed interest	50,834	126,560	162,810
Change in working capital components:
Accounts receivable	2,907,223	(59,435)	(230,803)
Inventories	574,957	50,000	(414,123)
Prepaid expenses and other	(11,248)	33,295	(237,675)
Accounts payable to parent company	(3,400,020)	1,577,061	14,001,137
Accrued wages and related expenses	(118,273)	242,103	—
Accrued expenses	(243,202)	946,076	(490,143)
Net cash provided by (used in) operating activities	(1,684,751)	3,091,287	13,268,575

Investing activities
Payments for acquisitions (Note 4)	—	—	(500,000)
Additions to leasehold improvements, equipment and rental equipment	(767,282)	(4,657,947)	(16,133,538)
Proceeds from sale of leasehold improvements, equipment and rental equipment	3,401,107	5,793,152	5,851,908
Net cash provided by (used in) investing activities	2,633,825	1,135,205	(10,781,680)

Financing activities
Payments on notes payable	(1,263,889)	(3,739,667)	(3,582,648)

Net increase (decrease) in cash	(314,815)	486,825	(1,095,703)
Cash at beginning of the period	486,825	—	1,095,703
Cash at end of the period	$172,010	$486,825	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$490,728	$852,057	$2,610,471
Noncash contribution of amount due to parent to equity	—	20,697,833	—
Eastern Forms, Inc. acquisition paid through issuance of note	—	—	3,100,000
Acquisition earnout paid through issuance of note	—	—	5,146,000

See accompanying notes.

Safway Formwork Systems L.L.C.

Notes to Financial Statements

July 25, 2003

1.  Organization, Nature of Operations and Basis of Presentation

Safway Formwork Systems L.L.C. (Formwork or the Company) is in the business of the rental and sale of formwork equipment and its related erection and dismantling at 7 branch locations throughout the United States. The rental arrangements are short-term operating leases.

The Company is 100% owned by Safway Services, Inc. (Safway or the parent company). Formwork was established in February 1999 to allow Safway to separate their scaffolding operation from the formwork operation with the intention of allowing for more direct focus on each operation.

Through March 31, 2000, Safway was 100% owned by THP United Enterprises, Inc. (THP). THP was 50% owned each by Thyssen, Inc. (TINC), a Delaware corporation, and plettac AG, a German corporation. Effective March 31, 2000, TINC acquired plettac AG’s 50% ownership of THP through a share sale agreement among the two parties. TINC is a wholly owned subsidiary of ThyssenKrupp AG, a German corporation.

The acquisition by TINC of the 50% ownership portion of THP was accounted for as a purchase. TINC pushed down its basis to THP, Safway and Formwork effective March 31, 2000. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values at the date of purchase, which resulted in a step up of the rental equipment of Formwork of approximately $771,000.

Subsequent to this transaction, THP United Enterprises, Inc. was renamed TH United Enterprises, Inc.

2.  Significant Accounting Policies

Allowance for Doubtful Accounts

The company estimates its allowance for doubtful accounts based on the specific identification method and writes off receivable balances when deemed uncollectable.

Inventories

Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

2.  Significant Accounting Policies (continued)

Rental Equipment

Cost of rental equipment sold is determined on a FIFO basis. Depreciation is provided on a straight-line basis over the estimated useful life of the rental equipment (4 to 11 years).

Leasehold Improvements and Equipment

Depreciation has been provided over the estimated useful lives of the respective assets using the straight-line method. Estimated useful lives are as follows:

Leasehold improvements	term of lease
Machinery and equipment	3 to 12 years

Goodwill

The Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, “Goodwill and Other Intangible Assets,” effective October 1, 2001. Under SFAS No. 142, goodwill is no longer amortized, but reviewed for impairment annually or more frequently if certain indicators arise. The Company completed the transitional impairment test during fiscal 2002 and determined that the expected present value of future cash flows was less than the carrying value of the goodwill. Based upon the testing, the Company determined the value of the goodwill was impaired and, accordingly, the entire carrying value of $8,885,816 was written off during the year ended September 30, 2002, and reflected as the cumulative effect of change in accounting for goodwill in the accompanying statement of operations. Had goodwill not been amortized for the year ended September 30, 2001, the net loss would have been reduced to $2,515,734.

Long-Lived Assets

The Company periodically considers whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amounts. The Company recognizes any impairment losses based on the excess of the carrying amount of the assets over their value. Based on impairment indicators identified, the Company recorded an impairment charge to its rental fleet of $9,697,000 during the period from October 1, 2002 through July 25, 2003.

2.  Significant Accounting Policies (continued)

Revenue Recognition

Revenue on product sales is recognized upon delivery of goods to the customer, which is concurrent with passage of title. Revenue generated from rental operations is recognized monthly pursuant to terms of the agreements.

Advertising

Advertising costs are expensed as incurred and totaled $104,760, $113,789 and $102,558 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

Income Taxes

The Company has elected limited liability company status under the Internal Revenue Code. Under these provisions, TINC ultimately includes the Company’s taxable income/loss in its income tax returns and, accordingly, the Company’s financial statements include no provision or liability for current or deferred corporate income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Sale of Assets

Pursuant to an asset sale agreement between the Company, Safway, Symons Corporation and Dayton Superior Corporation (Dayton), effective at the close of business on July 25, 2003, the majority of the operating assets (including inventories, rental equipment and leasehold improvements and equipment) of the Company were sold to Dayton for approximately $13.0 million in cash and a $12.0 million zero coupon note, subject to final closing adjustments.

The zero coupon note is due as follows:

September 30, 2003	$250,000
December 31, 2003	750,000
September 30, 2004	1,000,000
September 31, 2005	1,000,000
September 30, 2006	1,000,000
September 31, 2007	1,000,000
September 30, 2008	1,000,000
December 31, 2008	6,000,000
$12,000,000

These financial statements reflect the financial position and results of operations of the Company through July 25, 2003 but prior to the sale transaction.

4.  Acquisitions

In November 2000, the Company acquired the assets of Eastern Forms, Inc. located in Washington, D.C. The purchase price for this acquisition was $3.6 million of which $.5 million was paid in cash with the remaining portion consisting of a $3.5 million non-interest-bearing, three-year seller financing arrangement discounted using the Company's external borrowing rate of 7.1% to arrive at a $3.1 million fair value. The purchase price was allocated to inventory ($.1 million), rental equipment ($1.95 million) and goodwill ($1.55 million). The acquired company's results of operations are included in the Company's financial statements from the date of the acquisition.

5.  Notes Payable and Accounts Payable to Parent

Notes Payable

	July 25 2003	September 30 2002
Unsecured note bearing imputed interest at 7.1% Discount at September 30, 2002, totaled $50,834. Balance paid in full in July 2003.	$—	$1,213,055
Less current portion of notes payable	—	1,033,333
	$—	$179,722

Accounts Payable to Parent

Safway has an unsecured revolving credit agreement with ThyssenKrupp USA (TKUSA). The interest rate on the loan is based on TKUSA’s average borrowing rate, which was 1.7% at July 25, 2003, and 2.3% at September 30, 2002. Amounts loaned by Safway to Formwork bear interest at the same rate. Formwork interest expense totaled $483,903, $809,993 and $2,467,102 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

6.  Commitments and Contingencies

Formwork occupies sales offices, distribution centers and branch offices under operating lease arrangements. Formwork is responsible for real estate taxes, insurance and maintenance expenses. Rent expense was approximately $1,794,012, $2,178,777 and $1,514,132 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

6.  Commitments and Contingencies (continued)

Future minimum lease payments on operating lease commitments with original terms greater than one year at July 25, 2003, are approximately as follows:

Period ended September 30, 2003	$162,806
Year ended September 30:
2004	989,196
2005	898,416
2006	681,140
2007	406,884
Thereafter	355,051
$3,493,493

The Company is involved in various litigation and legal proceedings, including casualty insurance claims. In the case of casualty insurance claims, the Company is partially self-insured and has accrued for all claim exposure for which a loss is probable and reasonably estimable. Based on current information, management believes that the amounts accrued are sufficient to cover any existing claim exposure.

7.  Employee Benefit Plan

Safway sponsors a 401(k) plan covering substantially all full-time nonunion employees of Safway and Formwork, that permits eligible employees to make voluntary contributions. The Company makes a matching contribution, the percentage of which is subject to change at the beginning of a plan year. The Company matches 100% of an employee’s contribution on the first 1% and 50% of an employee’s contribution on the next 6% of an employee’s compensation. Total Company contributions were approximately $91,914, $124,589 and $100,844 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

8.  Related Party Transactions

The Company purchases inventory from affiliates of THP. At July 25, 2003 and September 30, 2002, $1,197 and $228,874 was payable to these vendors. Inventory totaling $429,563, $1,651,142 and $5,908,238 was purchased for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001, respectively.